Exhibit 99.1

Sterling Bancorp, Inc. Enters Into Plea Agreement with DOJ;
Resolves DOJ Investigation of the Company Relating to the Advantage Loan Program;
Revises Fourth Quarter and Full Year 2022 Unaudited Financial Results

March 15, 2023

SOUTHFIELD, Mich. - (BUSINESS WIRE) - Sterling Bancorp, Inc. (the “Company”) (NASDAQ: SBT), the thrift holding company for Sterling Bank and Trust, F.S.B., Southfield, Michigan (the “Bank”), today announced that the Company entered into a Plea Agreement (the “Plea Agreement”) with the U.S. Department of Justice (the “DOJ”), resolving the DOJ’s investigation of the Bank and Company relating to the Bank’s former residential loan product, marketed as the Advantage Loan Program (the “ALP”), and related matters. Under the Plea Agreement, the Company has agreed to plead guilty to one count of securities fraud primarily relating to disclosures with respect to the ALP contained in the Company’s 2017 IPO Registration Statement and its immediately following Annual Reports on Form 10-K filed in March of 2018 and March of 2019; pay $27,239,000 in restitution; and further enhance its compliance program and internal controls related to securities law compliance. This resolution releases the Company, as well as the Bank, from further prosecution for securities fraud and underlying mortgage fraud in the ALP. The Plea Agreement is subject to court approval.

The Company also today revised its unaudited financial results for its fourth quarter and year ended December 31, 2022, which will be reflected in our Annual Report on Form 10-K that is expected to be filed on March 16, 2023. Based on the estimated financial impact of the Plea Agreement, the Company reported a net loss of $(14.2) million for the full year 2022 and $(18.4) million for the fourth quarter of 2022. The revised net income reflects an increase in the provision (recovery) for contingent losses, net to $18.2 million for the three months and year ended December 31, 2022. The change to the provision (recovery) for contingent losses resulted in an increase in the Company’s liability for contingent losses to $27.2 million at December 31, 2022. The liability for contingent losses also reflects the impact of the $6.0 million civil money penalty paid in 2022 pursuant to the Consent Order with the Office of the Comptroller of the Currency (the “OCC”), entered into on September 27, 2022, to resolve the OCC’s investigation of the Bank relating to the ALP. The Company’s and the Bank’s compliance with their regulatory capital requirements was not materially affected. The payment of the restitution is expected to be funded in part from a dividend to be paid by the Bank to the Company, subject to applicable regulatory requirements and regulatory non-objection. The resulting material revisions to the Company’s financial highlights for the fourth quarter and full year ended December 31, 2022 are below.

Revised Fourth Quarter and Year-End 2022 Highlights

•	Fourth quarter net loss of $(18.4) million, or $(0.37) per diluted share; full year net loss of $(14.2) million, or $(0.28) per diluted share
•	Fourth quarter non-interest expense of $37.1 million; full year non-interest expense of $97.6 million
•	Fourth quarter and full year provision for contingent losses, net of $18.2 million
•	Liability for contingent losses of $27.2 million at December 31, 2022
•	Shareholders’ equity of $312.6 million
•	Fourth quarter efficiency ratio of 197.7%; full year efficiency ratio of 121.83%

“Today’s announcement ends the long running uncertainty around the DOJ’s investigation of the Company. In the last few days, the settlement conversations gathered steam, and the result is the announcement from the government on its findings and the terms of the settlement. Sterling Bancorp, Inc. is pleading guilty to one count of securities fraud resulting from false and misleading statements and/or omissions in various public securities filings from the 2017 IPO through 2019,” said Thomas M. O’Brien, Chairman, President and Chief Executive Officer, who was hired by the Company’s Board of Directors in 2020 to lead the Company’s remediation and turnaround efforts. “This is a serious charge and one that the Company’s Board of Directors considered long and hard. In the end, we concluded that the long-running fraud in the origination of residential mortgage loans under the ALP was undeniable and was known to the founder and certain former members of senior management at the time of going public, and that it was crucial to the long-term benefit of the Company and its shareholders to accept the charge from the DOJ and finally resolve this matter.”

In entering into the Plea Agreement, the DOJ noted that the Company, through its founder and certain members of its former senior management and loan officers, knew that it regularly originated loans through the ALP based on false and inadequate due diligence; that the former loan program constituted a significant part of the Company’s revenues; and that the Company nevertheless engaged in its initial public offering, making false statements regarding the ALP.

Mr. O’Brien said, “While, as the DOJ currently notes, the fraud was conceived with the knowledge and deception of ‘the founder and certain former members of senior management,’ the Company bears its own degree of accountability for their misdeeds. We accept this outcome as a fair settlement of the damage done to non-insider victim-shareholders. We trust that accountability for certain individuals should be forthcoming, and we certainly hope that such accountability will recognize the significant damage they did to Sterling and its shareholders during their tenure.”

The DOJ specifically acknowledged the Company’s voluntary disclosure of the ALP fraud to the OCC following the Company’s internal investigation as well as the Company’s voluntary disclosure of all relevant facts known to it over the course of the DOJ’s investigation. The Company also provided to the DOJ all relevant facts known throughout the Company’s ongoing internal investigation, including collecting, analyzing, and organizing (and even translating) the voluminous evidence and information provided; providing information and producing documents upon request; and making Company employees available for interviews. In doing so, the Company received full credit for cooperation under the U.S. Sentencing Guidelines and also received credit for cooperation pursuant to DOJ’s guidelines for what the Company believes were extraordinary efforts to cooperate with the DOJ’s investigation. In determining an appropriate financial resolution, the DOJ also took into account the Company’s $6,000,000 civil money penalty paid to the OCC, the $12,500,000 payment made to settle the shareholder class action captioned Oklahoma Police Pension and Retirement System v. Sterling Bancorp, Inc., et al., No. 5:20-cv-10490-JEL-EAS (E.D. Mich. 2021) and the Company’s inability to pay the full amount of fines and restitution that were called for under the Sentencing Guidelines or dictated by the amount of loss to non-insider victim-shareholders. The Company agreed as part of the Plea Agreement not to seek a tax deduction for the restitution payment.

The DOJ further acknowledged that the Company has enhanced and has committed to continuing to enhance its compliance program and internal controls. Based on the foregoing, the DOJ determined that an independent compliance monitor is not necessary for the Company.

Mr. O’Brien stated, “The DOJ also favorably notes, ‘The Defendant engaged in extensive remedial measures, including (i) terminating employees involved in the ALP fraud, such that through terminations and resignations, more than 100 officers and employees left the bank; (ii) completely overhauling the bank’s senior management, including terminations of former senior management; (iii) overhauling the bank’s residential lending department, internal audit function, compliance function, and Bank Secrecy Act/Anti-Money Laundering function, and creating an enterprise risk management function; (iv) permanently ending the ALP; (v) hiring a new Chairman, Chief Executive Officer, and President; (vi) making changes to the Defendant’s Board of Directors, resulting in a Board of Directors composed only of independent Directors with the exception of the new Chief Executive Officer and President; and (vii) implementing a new business model to reduce its risk profile.’”

“With the January 2020 formation of our Independent Directors Review Committee, which was responsible for conducting the internal review into the Advantage Loan Program and spearheaded by new management who joined beginning in June 2020, we have followed an absolute commitment to full transparency and cooperation with governmental enforcement agencies. We have supplied millions of pages of documents, made Bank current and former employees available for interviews where possible, and pursued recovery from culpable parties. The Board of Directors has been unflinching in its support of the pursuit of full remediation and never withheld the necessary resources to support the investigations,” added Mr. O’Brien.

“The financial pain of the settlement comes from a $27.2 million restitution fund to be paid solely to non-insider victim-shareholders. The restitution will be paid by the holding company, supported in part by a dividend from the Bank to the holding company. Further information on its administration will be forthcoming from the DOJ. Both the Bank and the Company remain well capitalized with a leveraged capital ratio at December 31, 2022 of approximately 16.6% for the Bank and 13.5% for the Company, each well above the minimum CBLR ratio of 9%. Additionally our asset quality and reserves are both strong while our on-balance sheet liquidity amounts to approximately 25% of total assets at year end,” Mr. O’Brien continued. “The Plea Agreement sets forth the full fine and restitution amounts that could have been assessed based on the totality of the misconduct. Those amounts would have been ruinous. The Company’s inability to pay those amounts is reflected in the agreed restitution amount and absence of a criminal fine.”

Although the Company and the Bank remain under investigation by the Securities and Exchange Commission related to the ALP, the Company currently believes that the SEC’s investigation will not result in an enforcement action against the Company. However, there can be no assurance that (i) the Company will not incur material losses due to damages, penalties, costs and/or expenses as a result of such investigation or any future investigations; or (ii) such losses will not have a material impact on the Company’s business, financial condition or results of operations.

“On behalf of the Company and its Board of Directors, we are sincerely grateful for the support of our public shareholders throughout this difficult process. We have done our best to right the wrongs of the past and atone for those serious wrongs. We can now focus on developing a strategy that allows Sterling to capitalize on forthcoming opportunities,” said Mr. O’Brien. “I will host an investor call Thursday afternoon at 1:00 p.m., at which time I will attempt to answer any questions left open in today’s announcements.”

Recent Market Developments

Noting the recent upheaval in the banking industry resulting in the failures of Silicon Valley Bank and Signature Bank, Mr. O’Brien commented, “Anytime a bank fails, let alone two of the nation’s larger institutions, many people suffer, from investors to customers to employees who no longer have jobs. But the market always quickly focuses on the rest of the industry trying to figure who, if anyone, is next. I want to reassure all our constituents that, as noted in the above information, Sterling continues to maintain a very strong capital position and a high ratio of liquid assets to total assets compared to the industry. As our investors know, we took great pains to drastically increase liquidity in 2020 so that we could face whatever might come out of the repercussions from the Advantage Loan Program. That strategy has served us well in the current environment. Our investment securities, which are all available for sale, are purposely shorter in duration, thus helping protect against the more drastic valuation marks faced by some other institutions. In addition, our business model historically has been geared to retail customers rather than the more wholesale-oriented institutions on which the market is focused. We also have no balance sheet exposure to cryptoasset-related companies or start-up/early-cycle technology companies. I am further pleased to note that deposit levels in the first quarter of 2023 have remained relatively stable, and I am not aware of any significant deposit outflows in the past week. All-in-all, I am very confident in our financial resiliency. Maintaining that resiliency in the face of significant adverse economic stress scenarios was a significant factor in our evaluation of and decision to accept the financial consequences of the Plea Agreement.”

Conference Call and Webcast

Management will host a conference call on Thursday, March 16, 2023 at 1:00 p.m. Eastern Time to discuss the Plea Agreement and the Company’s revised unaudited financial results for the quarter and year ended December 31, 2022. The conference call number for U.S. participants is (833) 535-2201 and the conference call number for participants outside the United States is (412) 902-6744. Additionally, interested parties can listen to a live webcast of the call in the “Investor Relations” section of the Company’s website at www.sterlingbank.com. An archived version of the webcast will be available in the same location shortly after the live call has ended. A replay of the conference call may be accessed through Thursday, March 23, 2023 by dialing (877) 344-7529, using conference ID number 6986611.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California and New York City. Sterling offers a range of loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Contact:

Sterling Bancorp, Inc.
Karen Knott
Executive Vice President and Chief Financial Officer
(248) 359-6624
kzaborney@sterlingbank.com